Exhibit 5.1

650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 Tel: +1.714.540.1235 Fax: +1.714.755.8290 www.lw.com FIRM / AFFILIATE OFFICES
May 15, 2015 The New Home Company Inc. 85 Enterprise, Suite 450 Aliso Viejo, California 92656 Re: Registration Statement on Form S-3	Abu Dhabi Barcelona Beijing Boston Brussels Century City Chicago Doha Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Ladies and Gentlemen:

We have acted as special counsel to The New Home Company Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $400,000,000 offering price of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.2 to the Registration Statement, to be entered into between the Company, as issuer, and U.S. Bank National Association, and one or more supplements or officer’s certificates thereto or resolutions of the board of directors of the Company, in each case establishing the terms of each such series (collectively, the “Applicable Indenture”), (iv) warrants of the Company (“Warrants”), (v) purchase contracts of the Company (“Purchase Contracts”), (vi) units of the Company (“Units”) and (vii) guarantees of the Debt Securities by one or more of the guarantors identified in Exhibit A hereto (the “Guarantors”) to be issued pursuant to the Applicable Indenture (“Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Guarantees, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Guarantees that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

May 15, 2015

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act and, with respect to the opinions set forth in paragraphs 3 through 6 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and the establishment and issuance of such series of Preferred Stock has been authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

3. When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such

May 15, 2015

Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and when the specific terms of a particular Guarantee of such series of Debt Securities by a Guarantor have been duly established in accordance with such Applicable Indenture and authorized by all necessary corporate or limited liability company action of such Guarantor, as applicable, and when a supplement to the Applicable Indenture providing for such Guarantee has been duly authorized by all necessary corporate or limited liability company action of such Guarantor, as applicable, and when such Guarantee has been duly executed, issued and delivered in accordance with the Applicable Indenture and such supplement to the Applicable Indenture and in the manner contemplated by the applicable Prospectus and such corporate or limited liability company action, as applicable, such Guarantee will be a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

4. When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of the Company, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner

May 15, 2015

contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, Warrants, Purchase Contracts, Units and Guarantees and the Applicable Indenture, warrant agreements, purchase contract agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company and the Guarantors parties thereto, as applicable, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

May 15, 2015

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

May 15, 2015

Exhibit A

Guarantors

1.	TNHC Realty and Construction Inc., a Delaware corporation

2.	The New Home Company Southern California LLC, a Delaware limited liability company

3.	The New Home Company Northern California LLC, a Delaware limited liability company

4.	TNHC Land Company LLC, a Delaware limited liability company

5.	TNHC - Santa Clarita GP LLC, a Delaware limited liability company

6.	TNHC - Calabasas GP LLC, a Delaware limited liability company

7.	TNHC Grove Investment LLC, a Delaware limited liability company

8.	TNHC Canyon Oaks LLC, a Delaware limited liability company

9.	TNHC - Arantine GP LLC, a Delaware limited liability company